MIDERA FOOD PROCESSING REPORTS SECOND QUARTER 2026 RESULTS IN FIRST REPORT AS AN INDEPENDENT PUBLIC COMPANY

Completed separation from The Middleby Corporation on July 6, 2026

Strong demand with orders up 16% year-over-year

Raises Full-Year 2026 Guidance

ROSEMONT, Ill.— August 13, 2026 — Midera Food Processing, Inc. (Nasdaq: MFP) (“Midera,” the “Company,” “we,” “our,” or “us”), a leading global pure-play food processing technology company, today reported financial results for its fiscal second quarter ended July 4, 2026, its first report as an independent, publicly traded company following its separation (the “Spin-off” or “Separation”) from The Middleby Corporation (Nasdaq: MIDD) (“Middleby”) on July 6, 2026.

Second Quarter 2026 Highlights

•
Net sales of $245 million increased 13.2% over the prior year period; 1.2% increase on an organic basis1
•
Net earnings of $11 million compared to $29 million in the prior year period
•
Estimated Standalone Adjusted EBITDA1, 2 of $42 million, an increase of 10.6% from the prior year period and above the high end of the previously provided guidance range of $37 million to $41 million when including $8 million for estimated quarterly standalone public company costs
•
Total debt of $259 million, Net debt1 of $208 million and Net leverage ratio1 of approximately 1.3x as of quarter-end
•
Strong demand with orders up 16% over the prior year period to $275 million, and record backlog of $446 million at quarter-end
•
Raised full-year 2026 guidance. The midpoint of the updated guidance range reflects net sales growth of 11%, organic net sales growth1 of 6%, and Estimated Standalone Adjusted EBITDA1, 2 growth of 20% over the prior year period

“Launching as an independent public company validates the strength of the platform we built as a part of Middleby over the last two decades and reinforces our confidence in the significant opportunities ahead as a pure-play food processing technology leader,” said Mark Salman, Chief Executive Officer of Midera. “We saw continued momentum in the second quarter, with orders up 16% and the backlog reaching $446 million, underscoring the increasing value we strive to deliver as a trusted partner throughout the production lifecycle. Importantly, the acquisitions we have integrated over the past year are already positively contributing, a reflection of the disciplined M&A and integration playbook that built our platform.”

Mr. Salman continued, “As a standalone company, we believe we have the focus, agility, and capital allocation flexibility to accelerate our growth framework. Our updated guidance reflects continued margin expansion this year,

1 Non-GAAP financial measure. For further information, please refer to the “Non-GAAP Financial Measures” section of this press release.

2 Estimated Standalone Adjusted EBITDA includes estimated annual standalone public company costs of $32 million.

driven by a healthy backlog and the benefits of the Midera Operating System. Our capital allocation priorities remain unchanged: invest first in organic growth opportunities; pursue disciplined strategic acquisitions that strengthen our platform; and maintain a prudent balance sheet with a net leverage ratio1 below 3.0x. With substantial liquidity and a robust acquisition pipeline, we believe we are well positioned to generate long-term shareholder value through a balanced combination of organic and inorganic growth.”

Second Quarter 2026 Financial Results

Midera operated as the Food Processing segment of Middleby for the entire second quarter of 2026, prior to separation from Middleby on July 6, 2026. The financial information presented has been derived from Middleby’s accounting records and is presented on a carve-out basis as if Midera had operated as a standalone company for all periods presented.

Net sales were $245.4 million in the second quarter of 2026, an increase of 13.2% compared to $216.7 million in the prior year period. Net sales from the acquisitions of Frigomeccanica and Oka accounted for $23.9 million of the year-over-year increase in the second quarter. Organic net sales growth1 was 1.2%, primarily driven by increases in aftermarket parts and service in the protein and bakery categories, partially offset by delayed equipment shipments in the snack category.

Net earnings were $10.8 million for the second quarter of 2026 as compared to $29.1 million in the prior year period. Adjusted EBITDA1 was $42.3 million for the second quarter of 2026 as compared to $39.1 million in the prior year period.

Estimated Standalone Adjusted EBITDA1, 2 was $41.8 million in the second quarter of 2026, up $4.0 million as compared to $37.8 million in the prior year period, driven primarily by higher sales of aftermarket parts and services and higher equipment sales, including recent acquisitions, partially offset by the impact of cost inflation, including tariffs.

Financial Position

On June 29, 2026, the Company entered into a five-year, $1.0 billion credit agreement in connection with the Spin-off. At the end of the quarter, the Company's Net debt1 was $208.1 million, consisting of total debt of $258.6 million and cash and cash equivalents of $50.5 million. As a result, the Company’s Net leverage ratio1 was 1.3x based on last twelve months Estimated Standalone Adjusted EBITDA1,2 . Total liquidity was $822.5 million, including cash and cash equivalents and $772.0 million of availability under the Company's revolving credit facility.

Capital expenditures were $3.2 million for the second quarter of 2026 as compared to $6.4 million in the prior year period.

1 Non-GAAP financial measure. For further information, please refer to the “Non-GAAP Financial Measures” section of this press release.

2 Estimated Standalone Adjusted EBITDA includes estimated annual standalone public company costs of $32 million.

Guidance

The Company is updating its full-year 2026 guidance to reflect an increase in the midpoints of its expected ranges for Net sales and Estimated Standalone Adjusted EBITDA1, 2:

		FY 2026 Guidance
(in millions, except percentages)	FY 2025 Actuals	Prior[3]	Current	% change vs. FY 2025[4]
Net sales	$853	$915-945	$935-965	~11%
Change in Organic net sales1, [5]				~6%
Estimated Standalone Adjusted EBITDA[1,2]	$140	$154-176	$160-176	~20%

The Company is also providing the following modeling assumptions for full-year 2026:

▪
Depreciation and Amortization: $26 million to $28 million
▪
Interest expense, net6: $7 million to $8 million
▪
Diluted Weighted Average Shares Outstanding: 45 to 46 million

Share Repurchase Program

On August 10, 2026, the Company's Board of Directors authorized a share repurchase program, which expires on August 10, 2029, pursuant to which the Company may repurchase up to $50 million of its common stock. The primary purpose of the share repurchase program is to mitigate stockholder dilution from equity awards. The timing and amount of any shares repurchased will be determined by the Company based on its evaluation of market conditions and other factors, and will be made in accordance with applicable securities laws in either the open market or in privately negotiated transactions. Open market repurchases may be structured to occur in accordance with the requirements of Rule 10b-18. The Company may also, from time to time, enter into Rule 10b5-1 plans to facilitate share repurchases under this authorization. The Company is not obligated to purchase any shares under the program, and the program may be suspended or discontinued at any time. The actual timing, number, and share price of shares repurchased will depend on a number of factors, including the market price of the Company's common stock, general market and economic conditions, alternative investment or acquisition opportunities, and applicable legal requirements.

Conference Call Details

The Company has scheduled a conference call to discuss its fiscal second quarter 2026 financial results at 4:00 PM Central Time (5:00 PM Eastern Time) today.

The live audio webcast of the conference call will be accessible in the News & Events section on the Company's Investor Relations website at https://investors.midera.com. An archived replay of the webcast will also be available shortly after the live event has concluded.

1 Non-GAAP financial measure. For further information, please refer to the “Non-GAAP Financial Measures” section of this press release.

2 Estimated Standalone Adjusted EBITDA includes estimated annual standalone public company costs of $32 million.

3 Middleby Food Processing segment guidance as of May 7, 2026 reduced by estimated annual standalone public company costs of $32 million.

4 Change at the midpoint of guidance for Net sales and Estimated Standalone Adjusted EBITDA.

5 The midpoint of the guidance for change in organic net sales excludes ~4% related to acquisitions and ~1% related to changes in foreign exchange rates.

6 Interest expense, net in the first half of 2026 includes insignificant net interest expense of $0.4 million as the Company entered into its credit agreement on June 29, 2026.

About Midera Food Processing

Midera Food Processing provides food processing equipment and automation solutions for industrial protein, bakery, and snack producers, delivering total line solutions from preparation and thermal processing through packaging. With a portfolio of 30+ industry-leading brands reaching customers across six continents, Midera helps food processors produce safer, more consistent products while improving efficiency and reducing waste at scale. Headquartered in Rosemont, Illinois, Midera employs approximately 2,800 people worldwide. For more information about Midera, please visit www.midera.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” subject to the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s expectations with respect to the Company's future performance, strategy, growth opportunities and value creation following the completed Spin-off from Middleby. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and are typically identified with words such as “may,” “could,” “should,” “will,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “aim,” “intend,” “plan” or words or phrases of similar meaning. The Company cautions investors that such statements are estimates and are highly dependent upon a variety of factors. These forward-looking statements involve known and unknown risks, uncertainties and other factors, which could cause the Company's actual results, performance or outcomes to differ materially from those expressed or implied in the forward-looking statements. The following are some of the important factors that could cause the Company's actual results, performance or outcomes to differ materially from those discussed in the forward-looking statements: changing market conditions; volatility in earnings resulting from goodwill impairment losses, which may occur irregularly and in varying amounts; variability in financing costs and interest rates; quarterly variations in operating results; dependence on key customers; risks associated with the Company's foreign operations, including international exposure, political risks affecting international sales, market acceptance and demand for the Company's products and the Company's ability to manage the risk associated with the exposure to foreign currency exchange rate fluctuations; the Company's ability to protect its trademarks, copyrights and other intellectual property; changing market conditions, including inflation; the impact of competitive products and pricing; the impact of announced management and organizational changes; intense competition in the Company's business including the impact of both new and established global competitors; unfavorable tax law changes and tax authority rulings; cybersecurity attacks and other breaches in security; the continued ability to realize profitable growth through the sourcing and completion of strategic acquisitions; the timely development and market acceptance of the Company's products; the availability and cost of raw materials; the potential that the Company does not realize all of the expected benefits of the Spin-off; the failure of the Spin-off to qualify for the expected tax treatment; potential adverse effects of the Spin-off, including on the ability of the Company to develop and maintain relationships with personnel, customers, suppliers and others with whom it does business or the Company's business, financial condition, results of operations and financial performance; and other risks detailed in the Company's U.S. Securities and Exchange Commission (“SEC”) filings. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. The forward-looking statements included in this press release are made only as of the date hereof and, except as required by federal securities laws and rules and regulations of the SEC, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

Investors

Rob Fagan

VP, FP&A and Investor Relations

investors@midera.com

Media

Michael Wolfe

ICR

Michael.Wolfe@icrinc.com

MIDERA FOOD PROCESSING, INC.

CONDENSED COMBINED STATEMENTS OF EARNINGS

(amounts in millions)

(unaudited)

	Three Months Ended		Six Months Ended
	July 4, 2026	June 28, 2025	July 4, 2026	June 28, 2025
Net sales	$245.4	$216.7	$470.4	$385.2
Cost of sales	158.7	135.8	306.3	243.3
Gross profit	86.7	80.9	164.1	141.9
Selling, general and administrative expenses	62.8	54.6	121.9	99.9
Restructuring expenses	0.2	—	0.1	0.1
Income from operations	23.7	26.3	42.1	41.9
Interest expense (income), net	0.4	(0.6)	0.4	(1.0)
Other expense (income), net	2.0	(10.6)	1.4	(11.0)
Earnings before income taxes	21.3	37.5	40.3	53.9
Provision for income taxes	10.5	8.4	15.2	12.6
Net earnings	$10.8	$29.1	$25.1	$41.3

MIDERA FOOD PROCESSING, INC.

CONDENSED COMBINED BALANCE SHEETS

(amounts in millions)

(unaudited)

	July 4, 2026	January 3, 2026
ASSETS
Current assets:
Cash and cash equivalents	$50.5	$90.9
Accounts receivable, net	212.6	215.3
Related party accounts receivable	1.0	2.2
Inventories, net	207.1	193.6
Prepaid expenses and other	80.6	79.6
Total current assets	551.8	581.6
Property, plant and equipment, net	159.7	163.2
Goodwill	499.3	502.3
Other intangibles, net	165.9	173.3
Long-term deferred tax assets	0.4	1.4
Related party loans receivable	—	11.7
Other assets	29.9	27.5
Total assets	$1,407.0	$1,461.0
LIABILITIES AND EQUITY
Current liabilities:
Current maturities of long-term debt	$4.5	$4.8
Accounts payable	71.7	77.1
Related party accounts payable	0.9	2.1
Accrued expenses	223.3	217.2
Total current liabilities	300.4	301.2
Long-term debt	254.1	28.7
Long-term deferred tax liability	35.1	35.1
Other non-current liabilities	31.9	35.3
Commitments and contingencies
Parent company net investment:
Net Parent Investment (NPI)	820.4	1,088.2
Accumulated other comprehensive loss	(34.9)	(27.5)
Total Parent company net investment	785.5	1,060.7
Total liabilities and Parent company net investment	$1,407.0	$1,461.0

Non-GAAP Financial Measures

The Company uses non-GAAP financial measures to supplement the financial measures presented in accordance with accounting principles generally accepted in the United States (“GAAP”). The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures prepared in accordance with GAAP, and the financial results prepared in accordance with GAAP. In addition, the non-GAAP financial measures do not have standard meanings and may vary from similarly titled non-GAAP financial measures used by other companies. The Company believes that its presentation of non-GAAP financial measures is useful because it provides investors and securities analysts with the same information that it uses internally for purposes of assessing its core operating and financial performance. The Company has not provided a reconciliation of forward-looking Estimated Standalone Adjusted EBITDA to the most directly comparable GAAP financial measure, net earnings, because certain items cannot be reasonably estimated at this time without unreasonable effort. These items include, but are not limited to, restructuring charges and the impact of changes in foreign exchange rates. The timing and magnitude of these items are uncertain and could have a material impact on the Company's results reported in accordance with GAAP.

Definitions of the non-GAAP financial measures presented are as follows:

•
Change in Organic net sales is defined as the change in net sales adjusted to exclude the impact of acquisitions and foreign exchange rates.
•
Adjusted EBITDA is defined as net earnings before interest, income taxes, depreciation and intangible amortization, or EBITDA, adjusted to exclude restructuring, acquisition related adjustments, impairment charges, stock compensation and other items which management considers to be outside core operating results.
•
Adjusted EBITDA margin is defined as Adjusted EBITDA divided by net sales.
•
Estimated Standalone Adjusted EBITDA is defined as Adjusted EBITDA less estimated incremental recurring costs for the Company to operate certain corporate support functions as a standalone public company (executive management, finance, accounting, tax, treasury, information technology and legal, among others).
•
Estimated Standalone Adjusted EBITDA margin is defined as Estimated Standalone Adjusted EBITDA divided by net sales.
•
Net debt is defined as current maturities of long-term debt and long-term debt less cash and cash equivalents.
•
Net leverage ratio is defined as net debt divided by last twelve months Estimated Standalone Adjusted EBITDA.

The Company believes change in Organic net sales, Adjusted EBITDA, Adjusted EBITDA margin, Estimated Standalone Adjusted EBITDA, and Estimated Standalone Adjusted EBITDA margin are useful as supplements to its GAAP results of operations to evaluate certain aspects of its operations and financial performance, and its management team primarily focuses on non-GAAP items in evaluating performance for business planning purposes. The Company believes net debt and net leverage ratio are useful to investors in understanding our overall financial condition.

MIDERA FOOD PROCESSING, INC.

RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES

(amounts in millions, except percentages)

(unaudited)

Reconciliation of Change in Net sales to Change in Organic net sales

	Three Months Ended	Six Months Ended
	July 4, 2026	July 4, 2026
Change in Net sales	13.2%	22.1%
Less: Acquisitions	11.0%	8.1%
Less: Foreign exchange rates	1.0%	2.4%
Change in Organic net sales	1.2%	11.6%

Reconciliation of Net earnings to Adjusted EBITDA and Estimated Standalone Adjusted EBITDA

	Three Months Ended		Six Months Ended		LTM (1) Ended
	July 4, 2026	June 28, 2025	July 4, 2026	June 28, 2025	July 4, 2026
Net sales	$245.4	$216.7	$470.4	$385.2	$938.4
Net earnings	10.8	29.1	25.1	41.3	66.5
Net earnings % of net sales	4.4%	13.4%	5.3%	10.7%	7.1%
Interest expense (income), net	0.4	(0.6)	0.4	(1.0)	(0.6)
Provision for income taxes	10.5	8.4	15.2	12.6	31.9
Depreciation expense	4.3	3.2	8.2	6.3	15.2
Amortization expense	2.6	2.6	5.3	5.5	11.5
Other expense (income), net (2)	2.0	(10.6)	1.4	(11.0)	3.7
Non-cash share-based compensation expense	2.1	1.4	4.6	1.8	6.0
Restructuring expenses (3)	0.2	—	0.1	0.1	0.5
Acquisition related adjustments (4)	(1.0)	0.4	(0.3)	1.0	2.3
Impairment charges	—	—	—	—	1.3
Separation costs (5)	10.4	5.2	16.5	8.6	24.5
Adjusted EBITDA	$42.3	$39.1	$76.5	$65.2	$162.8
Adjusted EBITDA margin	17.2%	18.0%	16.3%	16.9%	17.3%
Recurring standalone cost adjustment (6)	(0.5)	(1.3)	(1.3)	(5.3)	(8.0)
Estimated Standalone Adjusted EBITDA	$41.8	$37.8	$75.2	$59.9	$154.8
Estimated Standalone Adjusted EBITDA margin	17.0%	17.4%	16.0%	15.6%	16.5%

(1) Last twelve months ("LTM").

(2) Other expense (income), net consists of foreign exchange gains and losses and other non-operating items which management considers to be outside core operating results.

(3) Restructuring expenses relate primarily to headcount reductions and facility consolidations.

(4) Acquisition related adjustments consist of changes in the fair value of contingent consideration and inventory step-up charges.

(5) Separation costs consist of professional services fees, including legal counsel, financial advisors and accounting and tax advisors, and other third party costs associated with the separation of Midera into a standalone public company.

(6) Estimated incremental recurring costs for Midera to operate certain corporate support functions as a standalone public company (executive management, finance, accounting, tax, treasury, information technology and legal, among others).

MIDERA FOOD PROCESSING, INC.

RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES

(amounts in millions, except percentages)

(unaudited)

Net debt and Net leverage ratio

July 4, 2026
Current maturities of long-term debt	$4.5
Long-term debt	254.1
Total debt	258.6
Less: Cash and cash equivalents	(50.5)
Net debt	$208.1

LTM Estimated Standalone Adjusted EBITDA	154.8

Net leverage ratio	1.3